Exhibit 3.13

[SEAL]	REPUBLIC OF THE PHILIPPINES SECURITIES AND EXCHANGE COMMISSION SEC Building, EDSA Greenhills City of Mandaluyong, Metro Manila

Company Reg. No. 96995

CERTIFICATE OF FILING
OF
AMENDED ARTICLES OF INCORPORATION

KNOW ALL PERSONS BY THESE PRESENTS:

THIS IS TO CERTIFY that the amended articles of incorporation of the

NXP SEMICONDUCTORS PHILIPPINES, INC.
(Formerly: PHILIPS SEMICONDUCTORS PHILIPPINES, INC.)
(Amending Articles I & III thereof.)

copy annexed, adopted on December 04, 2006 by majority vote of the Board of Directors and by the vote of the stockholders owning or representing at least two-thirds of the outstanding capital stock, and certified under oath by the Secretary and a majority of the Board of Directors of the corporation was approved by the Commission on this date pursuant to the provision of Section 16 of the Corporation Code of the Philippines, Batas Pambansa Blg. 68, approved on May 1, 1980 and copies thereof are filed with the Commission.

Unless this corporation obtains or already has obtained the appropriate Secondary License from this Commission, this Certificate does not authorize it to undertake business activities requiring a Secondary License from this Commission such as, but not limited to acting as: broker or dealer in securities, government securities eligible dealer (GSED), investment adviser of an investment company, close-end or open-end investment company, investment house, transfer agent, commodity/financial futures exchange/broker/merchant, financing company, pre-need plan issuer, general agent in pre-need plans and time shares/club shares/membership certificates issuers or selling agents thereof. Neither does this Certificate constitute as permit to undertake activities for which other government agencies require a license or permit.

IN WITNESS WHEREOF, I have hereunto set my hand and caused the seal of this Commission to be affixed at Mandaluyong City, Metro Manila, Philippines, this 15th day of December, Two Thousand Six.

[SEAL]	/s/ Benito A. Cataran
BENITO A. CATARAN Director Company Registration and Monitoring Department

						P	H	I	L	I	P	S

		S	E	M	I	C	O	N	D	U	C	T	O	R	S

P	H	I	L	I	P	P	I	N	E	S,		I	N	C.

(Company’s Full Name)

PHILIPS AVENUE, SEP2, LISP1, CABUYAO, LAGUNA

(Business Address No Street City / Town / Province

CHRISTIANE B. ALONZO	830 8000
Contact Person	Company Telephone Number

12	31	Amendment of AOI/Bylaws	2nd Monday of May of each year
Month	Day	FORM TYPE	Month	Day

Secondary License Type, if applicable

Dept. Requiring this Doc.	Amended Articles Number/Section

Total Amount of Borrowings

Total No. of Stockholders	Domestic	Foreign

To be accomplished by SEC Personnel concerned

[SEAL]
File Number

/s/ [ILLEGIBLE]
Document I.D.	Cashier

STAMPS

Remarks- pls. Use black ink for scanning purposes

AMENDED ARTICLES OF INCORPORATION

OF

NXP SEMICONDUCTORS PHILIPPINES, INC.

FORMERLY: PHILIPS SEMICONDUCTORS PHILIPINES, INC.

KNOW ALL MEN BY THESE PRESENTS:

The undersigned incorporated, all of legal age and a majority of whom are residents of the Philippines, have this day voluntarily agreed to form a stock corporation under the laws of the Republic of the Philippines.

AND WE HEREBY CERTIFY:

FIRST:           The name of the Corporation shall be:

NXP SEMICONDUCTORS PHILIPPINES, INC.

AS AMENDED ON DEC 04, 2006

The Corporation is entitled to use the word PHILIPS as part of its corporate name only by virtue of a permission granted by N.V. Philips Gloeilampenfabrieken of Eindbaven, Netherlands. Upon request of N.V. Philips Gloeilampenfabrieken, the Corporation shall change its corporate name by deleting the word PHILIPS therefrom and by replacing the same by a word or words not in any way similar to the word PHILIPS and all the stockholders of the Corporation, their heirs, successors and assigns, shall cause a special meeting of the stockholders to be convened and shall vote in favor of a resolution approving such change in corporate name.

SECOND:      The purposes for which the Corporation is incorporated are:

PRIMARY PURPOSE

To engage in the development, manufacture, production, processing, and/or assembly for export, sale, or wholesale distribution, and/or other disposition, of electronic equipment, accessories, parts or components, including but not limited to semi-conductors, integrated circuits, micro-processors, printed circuit board assemblies, computer systems and sub-systems and accessories, parts and components thereof;

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SECONDARY PURPOSES

(a)       To engage in the marketing, distribution, or other disposition of and to deal in electronic products and equipment, wastner as principal, agent, indentor, distributor, lessor or in any other capacity;

(b)       To conduct studies and surveys, create and install business systems, methods, plans or controls with respect to the use and utilization of, and where appropriate, to construct, build, or establish or cause to be constructed, built or established, all kinds of facilities or processes relating to electronic products and equipment;

IN FURTHERANCE OF THE AFORESAID PURPOSES, the Corporation shall have, among others, the following powers:

(a)       To import, purchase or otherwise acquire or obtain from foreign and/or  domestic sources such goods, products, materials or properties which may be necessary, convenient and conducive to the development, manufacture, production, processing and/or assembly of electronic equipment, accessories, parts or components;

(b)       To purchase or otherwise acquire, lease, own, hold, construct, manage, control and operate factories, plants, warehouses, shops, installations, facilities, buildings and other structures, machinery, equipment, tools, and other personal property useful or incidental to the business of the Corporation;

(c)       To purchase or otherwise acquire, lease, own, hold, manage and control any and all real estate and/or real property useful or incidental to the business of the Corporation and to the fullest extent permitted by Philippine laws, rules and regulations;

(d)       To apply for, obtain, purchase, register, lease, or otherwise acquire, hold, use, own, exercise, develop, operate and introduce, and to sell, assign, grant licenses in respect of, or otherwise dispose of, any trademarks, tradenames, brands, labels, copyrights, patents, inventions, designs, processes, options, grants, concessions, franchises, privileges, easements, estates, interests and properties of every kind and description whatsoever which the Corporation may deem necessary or appropriate in connection with the conduct of any business in which the Corporation may lawfully engage, and to hold, operate, improve, develop, manage, grant, lease, sell, exchange or otherwise dispose of the whole or any part thereof;

(e)       To the fullest extent permitted by Philippine laws, rules and regulations, to sell, lease, exchange, transfer, alienate, assign or otherswise dispose of any and all property, real or personal, tangible or intangible, which are no longer used or useful in the business of the corporation or where such sale, lease, exchange, transfer, alienation, assignment or disposition is necessary, desirable or incidental to the purposes or to the furtherance of the powers of the

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Corporation;

(f)        To employ, hire, or engage the services of technicians, professionals, workers, laborers, employees or agents as may be necessary or desirable in the business of the Corporation;

(g)       Subject to Philippine laws, rules and regulations, to borrow money from any and all foreign and/or domestic sources and, for moneys borrowed or in payment for property acquired or for any other objects and purposes of the Corporation or otherwise in connection with the transaction of any part of its business, to issue bonds, debentures, notes and other obligations, secured or unsecured, and to mortgage, pledge, encumber or hypothecate any or all of its properties or assets as security therefor; to make accept, endorse, guarantee, execute and issue notes, bills of exchange and other obligations; to mortgage, pledge or hypothecate any stocks, bonds, other evidences of indebtedness or securities and any other property held by it or in which it may be interested and to loan money with or without collateral or other security;

(h)       To invest its surplus funds in shares of stocks, securities, bonds, debentures and other evidences of indebtedness of the Corporation;

(i)        To guarantee and/or assume the obligations or liabilities of any corporation, partnership, association or individual, particularly its affiliated companies, to the fullest extent permitted by Philippine laws, rules and regulations;

(j)        To do all such other acts as may be necessary, useful or proper for the attainment of its corporate purposes or any of them, or for the enhancement, directly or indirectly, of the value of any property or any business of the Corporation;

(k)       To perform all acts necessary or desirable for the attainment of its corporate purposes or the furtherance of any powers above set forth either alone or in association with any corporation, partnership, association or individual; and

(l)        To do and perform all acts and things necessary, suitable, convenient or proper for the accomplishment of any of the purposes herein enumerated or which shall at any time appear conducive to or expedient for the protection or benefit of the Corporation, including the exercise of the powers, authorities and attributes conferred upon corporations organized under the laws of the Philippines in general and upon domestic corporations of like nature in particular.

THIRD:          The principal office of the Corporation shall be located in No. 9 Mountain Drive, Light Industry and Science Park of the Philippines-II, Brgy, La Mesa, Calamba City, Laguna; Provided, however, that the Corporation may establish branch offices, liaison offices, representative offices and/or plants or facilities anywhere within or outside the Philippines to the fullest extent permitted by applicable laws, rules and regulations.

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FOURTH:      The term for which the Corporation is to exist is fifty (50) years from and after the date of issuance of the Certificate of Incorporation.

FIFTH:           The names, nationalities and residences of the incorporators of the Corporation shall be as follows:

Name	Nationality	Residence

J.A. M. Romme	Dutch	No. 12, Balete Street Forbes Park, Makati MM

A.S. Catecart	British	1740 Sampaguita Street Dasmarinas Village, Makati

G.C. Ploegema	Dutch	34 Encarnacion Street, Magallanes Vill., Makati MM

A.Q. Ongsioco	Filipino	94 Segundo St., Gatchalian Subdivision, Paranaque, MM

J.M. Manalastas	Filipino	11-A Mabini St., San Roque Marikina, Metro Manila

SIXTH:          The number of directors of the Corporation shall be five (5). The names, nationalities and residences of the first directors of the Corporation shall be as follows:

Name	Nationality	Residence

J.A. M. Romme	Dutch	No. 12, Balete Street Forbes Park, Makati MM

A.S. Cathcart	British	1740 Sampaguita Street Dasmarinas Village, Makati

G.C. Ploegema	Dutch	34 Encarnacion Street, Magallanes Vill., Makati MM

A.Q. Ongsioco	Filipino	94 Segundo St., Gatchalian Subdivision, Paranaque, MM

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J.M. Manalastas	Filipino	11-A Mabini St., San Roque Marikina, Metro Manila

SEVENTH:    The authorized capital stock of the Corporation is TWO HUNDRED FIFTY MILLION (250,000,0000.00) PESOS in lawful money of the Philippines, divided into Two Hundred Fifty Thousand (250,000) shares with a par value of One Thousand (1,000.00) Pesos per shares.

EIGHTH:       At least twenty-five (25%) percent of the authorized capital stock above stated has been subscribed as follows:

Names of Subscriber	Nationality	No. of Shares Subscribed	Amount Subscribed

J.A. M. ROMME	Dutch	4,166	4,166,000

A.S. CATHCART	British	4,166	4,166,000

G.C. PLOEGSMA	Dutch	4,166	4,166,000

A.Q. ONGSIOCO	Filipino	1	1,000

J.M. MANALASTAS	Filipino	1	1,000

	Total	12,500	12,500,000

NINTH:         The above-named subscribers have paid at least twenty-five (25%) percent of the total subscription as follows:

Name of Subscriber	Amount Subscribed	Total Paid-In

J.A. M. ROMME	4,166,000	1,041,000

A.S. CATHCART	4,166,000	1,041,000

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G.C. PLOEGSMA	4,166,000	1,041,000

A.Q. ONGSIOCO	1,000	1,000

J.M. MANALASTAS	1,000	1,000

Total	12,500,000	3,125,000

TENTH:         A.S. CATHCART has been elected by the subscribers as Treasurer of the Corporation to act as such until his successor is duly elected and qualified in accordance with the By-laws, and that as such Treasurer, he has been authorized to receive for and in the name and for the benefit of the Corporation all subscriptions paid by the subscribers.

IN WITNESS WHEREOF, we have hereunto signed these Articles of Incorporation this 8th day of January 1981 at Makati, Metro Manila, Philippines.

(Sgd.) J.A. M. ROMME TAN: 577227	(Sgd.) A. S. CATHCART TAN: 583527

(Sgd.) G. C. PLOEGSMA TAN: 6399-907-X	(Sgd.) A. Q. ONGSIOCO TAN: 1418-913-8

(Sgd.) J.M. MANALASTAS TAN: 5154-491-4

Signed in the Presence of:

(Sgd.) Illegible	(Sgd.) Illegible

REPUBLIC OF THE PHILIPPINES)
MAKATI, METRO MANILA       ) S.S.

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ACKNOWLEDGMENT

BEFORE ME, a Notary Public for and in the above locality, this 8th day of January 1981, personally appeared:

Name	Res. Cert. No.	Date/Place of Issue

J. A. M. ROMME	6168984	Feb. 20, 1980/Makati M.M.

A. S. CATHCART	8419917	Nov. 12, 1980/Makati M.M.

G. C. PLOEGSMA	6168979	Feb. 20, 1980/Makati M.M.

A. Q. ONGSIOCO	6242292	Feb. 19, 1980/Makati M.M.

J. M. MANALASTAS	0222025	Feb. 28, 1980/Makati M.M.

all known to me and to me known to be the same persons who executed the foregoing instrument and acknowledged to me that the same is their free and voluntary act and deed

WITNESS MY HAND AND SEAL on the date and at the place first above written.

(Sgd.) BARBARA ANNE. C. MIGALLOS Notary Public Until December 31, 1981 PTR#4065768, May 26, 1981 Pasig, Metro Manila

Doc. No. 361:

Page No. 74:

Book No. I:

Series of 1981.

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DIRECTORS’ CERTIFICATE OF AMENDMENT
OF THE ARTICLES OF INCORPORATION OF	[STAMP]
PHILIPS SEMICONDUCTORS PHILIPPINES, INC.

KNOW ALL MEN BY THESE PRESENTS:

We, the undersigned, who constitute at least a majority of the members of the Board of Directors, the Chairman and the Assistant Corporate Secretary of the special meeting of the stockholders of PHILIPS SEMICONDUTORS PHILIPPINES, INC. (the “Corporation”), held on 04 December 2006, do hereby certify that:

1.         The accompanying Amended Articles of Incorporation embodying the amendments to: (a) Article ONE thereof changing the name of the Corporation from Philips Semiconductors Philippines, Inc. to NXP Semiconductors (Philippines), Inc. and (b) Article THREE thereof changing the principal office of the Corporation from Cabuyao, [ILLEGIBLE] to No. 9 Mountain Drive, Light Industry and Science Park of the Philippines-II, [ILLEGIBLE] La Mesa, Calamba City, Laguna, is a true and correct copy of the Amended Articles of Incorporation of the Corporation;

2.         The amendments were approved by the majority of the Board of Directors of the Corporation at their special meeting held on 04 December 2006, through the adoption of the following resolutions:

“RESOLVED, that the Corporation’s Articles of Incorporation be amended to change the name and the principal office of the Corporation.

“RESOLVED, that Article One of the Corporation’s Articles of Incorporation be amended to read as follows:

“FIRST:         The name of the Corporation shall be:

NXP SEMICONDUCTORS PHILIPPINES, INC.

The Corporation is entitled to use the word PHILIPS as part of its corporate name only by virtue of a permission granted by N.V. Philips [ILLIGIBLE], the Corporation shall change its corporate name by deleting the word PHILIPS therefrom and by replacing the same by a word or words not in any way similar to the word PHILIPS and all the stockholders of the Corporation, their heirs, successors and assigns, shall cause a special meeting of the stockholders to be convened and shall vote in favor of a resolution approving such change in corporate name.

“RESOLVED, that Article Three of the Corporation’s Articles of Incorporation be amended to read as follows

“THIRD:        The principal office of the Corporation shall be located in No. 9 Mountain Drive, Light Industry and Science Park of

the Philippines-II, Brgy, La Mesa, Calamba City, Laguna: Provided, however, that the Corporation may establish branch offices, liaison offices, representative offices and/or plants or facilities anywhere within or outside the Philippines to the fullest extent permitted by applicable laws, rules and regulations.

3.         The amendments were likewise approved by the affirmative vote of stockholders owning and/or representing at least two thirds (2/3) of the outstanding capital stock of the Corporation at their special meeting also held on 04 December 2006 at [ILLEGIBLE].

IN WITNESS WHEREOF, we have hereunto signed these presents 08 day of December 2006 at Makati City.

/s/ Virginia Melba Cuyahon	/s/ Steven Brader
VIRGINIA MELBA CUYAHON	STEVEN BRADER
(Tin#110-209-639-000)	([ILLEGIBLE]-444-893-000)

/s/ Sin See Ooi	/s/ Ruby Rose J. Yusi
SIN SEE OOI	RUBY ROSE J. YUSI
(Tin#219-768-749-000)	(TIN No. 102-089-058)
[ILLEGIBLE]

SUBSCRIBED AND SWORN to before me this 08 day of December 2006, at Makati City, the above-mentioned persons exhibiting to me their Community Tax Certificate / Passport Nos. as follows:

Name	CTC No./Passport No.	Date/Place Issued

Virginia Melba Cuyahon	PP0899574	Feb. 23, 2005/Manila

Steven Brader	16777754	Mar 4, 2006/Calamba

Castelo Ooi	A12280	July 24, 2002/Pulan Pinang

Ruby Rose J. Yusi	3549023	April 12, 2006/Las Pinas

Doc. No. 79	/s/ Rudyard S. Arbolado
Page No. 17	RUDYARD S. ARBOLADO
Book No. III	[SEAL]
Series of 2006.	[ILLEGIBLE]

[SEAL]

[ILLEGIBLE]

REPUBLIC OF THE PHILIPPINES	)
MAKATI CITY	) S.S.

AFFIDAVIT OF UNDERTAKING TO CHANGE NAME

I, Ruby Rose J. Yusi, of legal age, Filipino and resident of 745 Citadella Village, Pulang Lupa, Las Pinas City, after having been sworn to in accordance with law hereby depose and state:

I am the Assistant Corporate Secretary of NXP Semiconductors Philippines, Inc. which is in the process of registration with the Securities and Exchange Commission.

That I, in behalf of said corporation, hereby undertake to change its corporate name in the event another person, firm or entity has acquired a prior right to the use of the said firm name by virtue of registration with other government agencies or our name is identical or deceptively or confusingly similar to that of any existing corporation or to any other name already protected by law or is patently deceptive, confusing or contrary to existing laws.

That this affidavit is executed to attest to the truth of the foregoing and for whatever legal purpose and intent it may serve.

IN WITNESS WHEREOF, I hereby sign this affidavit this 11th day of December 2006 at Makati City.

/s/ Ruby Rose J. Yusi
RUBY ROSE J. YUSI Affiant

SUBSCRIBED AND SWORN to before me this 11th day of December 2006, affiant exhibiting to me his/her Community Tax Certificate No. 3549023 issued on 12 April 2006 at Las Pinas City.

[ILLEGIBLE]
NOTARY PUBLIC
[SEAL]
[ILLEGIBLE]

Doc. No. 209 Page No. 43 Book No. I Series of 2006.	[SEAL] [ILLEGIBLE]

[ILLEGIBLE]

[SEAL]	REPUBLIC OF THE PHILIPPINES SECURITIES AND EXCHANGE COMMISSION SEC Building, EDSA, Greenhills City of Mandaluyong, Metro Manila

Company Reg. No. 96995

CERTIFICATE OF FILING
OF
AMENDED BY-LAWS

KNOW ALL PERSONS BY THESE PRESENTS:

THIS IS TO CERTIFY that the Amended By-Laws of

NXP SEMICONDUCTORS PHILIPPINES, INC.
(Formerly: PHILIPS SEMICONDUCTORS PHILIPPINES, INC.)

copy annexed, adopted on December 04, 2006 by majority vote of the Board of Directors and by the vote of the stockholders owning or representing at least two-thirds of the outstanding capital stock, and certified under oath by the Corporate Secretary and majority of the said Board was approved by the Commission on this date pursuant to the provisions of Section 48 of the Corporation Code of the Philippines Batas Pambansa Blg. 68, approved on May 1, 1980, and copies thereof are filed with the Commission.

IN WITNESS WHEREOF, I have hereunto set my hand and caused the seal of this Commission to be affixed at Mandaluyong City, Metro Manila, Philippines, this 15th day of December, Two Thousand Six.

[SEAL]	/s/ Benito A. Cataran
BENITO A. CATARAN Director Company Registration and Monitoring Department

AMENDED BY-LAWS

OF

NXP SEMICONDUCTORS PHILIPPINES, INC.

FORMERLY: PHILIPS SEMICONDUCTORS PHILIPPINES, INC.

ARTICLE I

OFFICES

The principal office of the Corporation shall be located in No. 9 Mountain Drive, Light Industry and Science Park of the Philippines-II, Brgy, La Mesa, Calamba City, Laguna, Philippines. The Corporation may have such other offices, either within or without the Philippines, as the Board of Directors may designate or as the business of the Corporation may from time to time require. AS AMENDED ON DEC. 04, 2006

ARTICLE II

STOCKHOLDERS

Section 1.      Meeting. - Stockholders’ meetings may either be regular or special.

Section 2.      Regular Meetings. - The regular meetings of the stockholders shall be held annually on the third Monday of May each year for the purpose of electing directors and for the transaction of such business as may come before the meeting. If the day fixed for the regular meeting shall be a legal holiday, such meeting shall be held at the same time on the succeeding business day. (As amended on November 9, 1999)

The regular meeting may be postponed by the Chairman or, in his absence, by the President to a later date for a justifiable cause.

Section 3.      Special Meetings. Special meetings of the stockholders may be called at the order of the Board of Directors, the Chairman, or the President, or at the written request of stockholders representing not less than one -fourth (1/4) of the subscribed capital stock entitled to vote at such meeting.

A scheduled special meeting may be postponed by the Chairman or, in his absence, by the President to another date for a justifiable cause.

Section 4.      Place of Meeting. -  All meetings of the stockholders, whether regular or special, shall be held at the place where the principal office is established or located and if practicable in the principal office of the Corporation.

Section 5.      Notice of Meetings. - Notice of the time and place of regular or special meetings of the stockholders shall be given either by posting the same enclosed in a postage prepaid envelope, addressed to each stockholder of record entitled to vote at the addressed left by such stockholder with the  Secretary of the Corporation, or at his last known post-office address, or by delivering the same to him in person, at least 21 days before the date set for such meeting. The notice of every special meeting shall state briefly the purpose of the meeting, and no other business shall be transacted at such meeting, except by consent of all the stockholders of the Corporation entitled to vote. No notices of any meeting need be published in any newspaper.

Where the meeting of stockholders is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.

Notice of the meeting need not be given to any shareholder who submits a signed waiver of notice in person or by proxy. Such a waiver of notice shall be valid even if submitted after the meeting.

Section 6.      Proxy. - At all meetings of stockholders, a stockholder may vote in  person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact.

Section 7.      Quorum. - A majority of the outstanding capital stock entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders. Except as otherwise provided by law, a majority of such quorum shall decide any question that may come up before the meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 1.      General Powers. - The corporate powers, business and properties of the Corporation shall be exercised, conducted and controlled and held by the Board of Directors.

Section 2.      Qualification. Every director must be a stockholder of record of at least one (1) share of the capital stock of the Corporation. A majority of the directors must be residents of the Philippines.

Section 3.      Meetings. - Meetings of the Board of Directors may be regular or special and may be held anywhere in or outside of the Philippines.

Section 4.      Regular Meetings. - Unless the Board of Directors shall determine otherwise, if regular meetings shall be held at the principal office of the Corporation at such times as may be fixed by the Board.

Section 5.      Special Meetings. - Special meetings of the Board of Directors may be called at the order of the Chairman or the President or upon the written request of any two (2) directors and shall be held at the principal office of the Corporation or at such other place as may be designated in the notice.

Section 6.      Notice. - No notice need to be given for regular meetings.

Notice of special meetings shall be made either personally, by telephone or in writing to each director at least one (1) day previous to the date fixed for the meeting.

Section 7.      Quorum. - The directors shall act only as a Board, and the individual director shall have no power as such. Unless the law provides otherwise, a majority of the entire number of directors as fixed in the articles of incorporation shall be necessary at all meetings to constitute a quorum for the transaction of any business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8.      Vacancies. - Whenever any vacancy shall occur in the Board of Directors, by reason of death, resignation, disqualification or disability, a majority of the remaining directors constituting a quorum may fill such vacancy. The successor so chosen shall hold office for the unexpired term.

ARTICLE IV

OFFICERS

Section 1.      Officers. - The following shall be the officers of the Corporation: the Chairman of the Board of Directors, the President, the General Manager, one or more Vice Presidents, the Treasurer, the Secretary, and one or more Assistant Secretaries. They shall perform and discharge such functions as are provided by law, these By-Laws, and as may be prescribed by the Board from time to time.

Two or more offices may be held concurrently by the same person provided that they are not incompatible with each other and provided further that the occupancy of such offices by the same person is not detrimental to internal control.

The offices shall be subject to the control and supervision of the Board of Directors.

Section 2.      Election of Officers. - The officers of the Corporation shall be elected by a majority of all the directors. The directors elected in the regular stockholders’ meeting shall, immediately or within a reasonable time thereafter, meet to elect the officers.

Section 3.      Other Officers. - The Board of Directors may appoint such other officers as it may deem advisable and prescribe the duties, functions and responsibilities thereof.

Section 4.      Chairman of the Board. - The Chairman of the Board, who must a director, shall preside at all meetings of the Board of Directors.

Section 5.      President. - The President, who must be a director, shall preside at all meetings of stockholders and, in the absence of the Chairman, at all meetings of the Board.

Section 6.      Vice-President. - The Vice President, or, in case there is more than one, such Vice-President as the Board of Directors, shall fulfill the duties of the President whenever the latter is absent from the Philippines. The Vice-President or Vice-Presidents shall exercise such other duties as may from time to time be conferred on them by the Board.

Section 7.      General Manager. - The General Manager shall be chief executive officer of the Corporation. HE shall have the general supervision of the business affairs and properties of the Corporation and over its several agents and employees, with authority to hire said employees, determine their compensation and dispense with their services at his discretion. He shall see to it that all orders and resolutions of the Board of Directors are carried into effect. He shall submit to the stockholders at each regular meeting, a complete report of the operations of the Corporation for the preceding year, and the state of its affairs, and he shall from time to time report to the Board all matters within his knowledge which the interests of the Corporation may require to be brought to their attention. He shall sign contracts on behalf of the Corporation. In addition to the above duties expressly vested in him by these By-Laws, he shall do and performs such other acts and duties as from time to time may be assigned to him by the Board of Directors.

Section 8.      Treasurer. - The Treasurer shall have charge of the funds, securities, receipts and disbursements of the Corporation. He shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such banks or trust companies, or with such bankers or other depositaries as the Board of Directors may from time to time designate. He shall render to the General Manager or to the Board of Directors whenever required an account of the financial condition of the Corporation, and of all his transactions as Treasurer. Soon after the close of each fiscal year, he shall make and submit to the Board of Directors like report for such fiscal year. He shall keep correct books of account of all the business transactions of the Corporation.

Section 9.      Secretary. - The Secretary, who must be a citizen and resident of the Philippines, shall perform the following duties.

a)                        Keep full minutes of all meetings of the Board of Directors and of the stockholders and of any other committee(s) of the Board;

b)                       Keep the stock and transfer book as well as all other records required by law, unless a stock transfer agent has been designated;

c)                        Keep in safe custody the corporate seal, and when authorized by the Board, shall affix said seal on all documents requiring such seal of the Corporation;

d)                       Fill and countersign all the certificates of stock issued;

e)                        Give, or cause to be given, notices of all meetings of the Board of Directors and of the stockholders, as well as all notices required by law or by the By-laws of the Corporation; and

f)                          Perform such other duties as may be prescribed by the Board of Directors or the President.

Section 10.    Assistant Secretary. - The Assistant Secretary shall assist the Secretary in the performance of his functions, perform the duties and exercise the powers of the Secretary in the event of his absence or disability, and discharge such other duties as may be prescribed by the Board of Directors or the President.

Section 11.    Tenure of Office. - All officers shall hold office until their successors are elected and qualified but in any event at the pleasure of the Board. They may be removed at any time , with or without cause, by the Board of Directors.

Section 12.    Compensation. - All officers shall receive such salaries or compensation as may be fixed by the Board of Directors.

ARTICLE V

CAPITAL STOCK

Section 1.      Issue of Shares. - The Board of Directors shall have the power to issue, repurchase, or dispose of shares of stock of the Corporation. Subscription to the capital stock of the Corporation shall not earn interest unless otherwise determined by the Board of Directors.

Section 2.      Certificates Representing Shares. - The certificate of stock shall be in such form and design as may be determined by the Board of Directors. Every certificate shall bear the signatures, or the facsimile thereof, of the President or Vice-President and the Secretary or Assistant Secretary, sealed with the seal of the Corporation and shall state on its face its number, the date of issue and the number of shares for which it was issued and the name of the person in whose favor it was issued.

The certificates shall be issued in consecutive order and must be corresponding stubs on which must appear the name of the stockholder, the number of the certificate and the number of shares, as well as the basis for such issuance, and, in case of cancellation, the date thereof.

Section 3.      Transfer of Stock. - Shares of stock shall be transferred by delivery of the certificates endorsed by the registered owner or his attorney-in-fact or any other person legally authorized to make the transfer. Shares of stock against which the Corporation holds any unpaid claim shall be transferable on the books of the Corporation only with the consent of the Corporation and upon submission thereto of the corresponding deed of assignment/transfers. No transfer shall be valid except as between the parties until the transfer is entered and noted upon the books of the Corporation so as to show the names of the parties to the transaction, the date of the transfer, the number of the certificate, if any, and the number of shares transferred.

ARTICLE VI

AUDIT OF BOOKS AND FISCAL YEAR

Section 1.      External Auditors. - At the regular stockholders’ meeting, the external auditor or auditors of the Corporation for the ensuing year shall be appointed. The external auditor of auditors shall examine, verify and report on the earnings and expenses of the Corporation and shall certify the annual balance sheets. Such audits shall be made at least once a year. The remuneration of the external auditor or auditors shall be determined by the Board of Directors.

Section 2.      Fiscal Year. - The fiscal year of the Corporation shall begin on the first day of January and end of the 31st day of December of each year.

ARTICLE VII

BANKS, CHECKS AND DRAFTS

All checks and drafts and all funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, or with such other depositaries as the Board of Directors may, from time to time, designate. The funds of the Corporation shall be disbursed by checks or drafts drawn upon the authorized depositories of the Corporation in such manner as the Board of Directors may decide.

ARTICLE VIII

SEAL

The corporate seal of the Corporation unless otherwise ordered by the Board of Directors, shall be circular in form and shall bear the words.

NXP SEMICONDUCTORS PHILIPPINES, INC.
Incorporated 1981

Manila, Philippines

ARTICLE IX

AMENDMENTS

These By-Laws may be amended or repealed by the affirmative vote of at least a majority of the Board of Directors and the affirmative vote of stockholders holding or owing at least a majority of the outstanding capital stock of the Corporation.

The foregoing By-Laws were adopted by the affirmative vote of stockholders are holding or representing at least a majority of the outstanding capital stock of the Corporation at the first meeting of stockholders held at Makati, Metro Manila on the 19th day of January 1981.

IN WITNESS WHEREOF, we, the undersigned stockholders present and represented at said meeting and voting thereat in favor of the adoption of said By-Laws, have hereunto subscribed our names this 19th day of January 1981.

(original signed) J. A. M. ROMME	(original signed) A. S. CATIICART

(original signed) L. SANDRUCCI

DIRECTORS CERTIFICATE OF AMENDMENT
OF THE BY-LAWS OF	[SEAL]
PHILIPS SEMICONDUCTORS PHILIPPINES, INC.

KNOW ALL MEN BY THESE PRESENTS:

We, the undersigned, who constitute at least a majority of the members of the Board of Directors, the Chairman and the Assistant Corporate Secretary of the special meeting of the stockholders of PHILIPS SEMICONDUCTORS PHILIPPINES, INC. (the “Corporation”), held on 04 December 2006, do hereby certify that:

1.         The accompanying Amended By-Laws embodying the amendments to: (a) Article ONE thereof changing the principal office of the Corporation from Cabuyao, Laguna to No. 9 Mountain Drive; Light Industry and Science Park of the Philippines-II, Brgy, La Mesa, Calamba City, Laguna, and (b) Article EIGHT thereof changing the name in the corporate seal of the Corporation from Philips Semiconductors Philippines, Inc. to NXP Semiconductors (Philippines); Inc., is a true and correct copy of the Amended By Laws of the Corporation;

2.         The amendments were approved by the majority of the Board of Directors of the Corporation at their special meeting held on 04 December 2006,  through the adoption of the following resolutions

“RESOLVED, that the Corporation’s By Laws be amended to change the principal office and the name in the corporate seal of the Corporation;

“RESOLVED, that Article One of the Corporation’s By-Laws be amended to read as follows:

ARTICLE 1

OFFICES

The principal office of the Corporation shall be located in No. 9 Mountain Drive, Light Industry and Science Park of the Philippines-II, Brgy La Mesa, Calamba City, Laguna, Philippines. The Corporation may have such other offices, either within or without the Philippines as the Board of Directors may designate or as the business of the Corporation may from time to time require;

“RESOLVED, that Article Eight of the Corporation’s By-Laws be amended to read as follows:

ARTICLE VIII

SEAL

The corporate seal of the Corporation unless otherwise ordered by the Board of Directors, shall be circular in form and shall bear the words.

NXP SEMICONDUCTORS PHILIPPINES, INC.
Incorporated 1981
Manila, Philippines

3.         The amendments were likewise approved by the affirmative vote of stockholders owning and/or representing at least two-thirds (2/3) of the outstanding capital stock of the Corporation at their special meeting also held on 04 December 2006 at [ILLEGIBLE]

IN WITNESS WHEREOF, we have hereunto signed these prescribed 08 day of December 2006 at Makati City.

/s/ Verginia Melba Cuyabon	/s/ Steven Brander
VERGINIA MELBA CUYAHON	STEVEN BRADER
(Tin #110-209-639-000)	(Tin#203-444-893-000)

/s/ Sin See OOI	/s/ Ruby Rosei Yust
SIN SEE OOI	RUBY ROSE I. YUST
(Tin#219-768-749-000)	(Tin No. 102-089-058)

SUBSCRIBED AND SWORN to before me this 08 day of December 2006, at Makati City, the above mentioned persons exhibiting to me their Community Tax Certificate/ Passport Nos. as follows:

Name	CTC No./Passport No.	Date/Place Issued
Virginia Melba Cuyabon	PP0899574	Feb. 23, 2005/Manila
Steven Brader	16777754	Mar 4, 2006/Calamba
Castelo Ooi	AI2280	July 24, 2002/Pulau Pinang
Ruby Rose J. Yusi	3549023	April 12, 2006/Las Pinas

Doc. No. 80:	/s/ [ILLEGIBLE]
Page No. 17:	[ILLEGIBLE]
Book No. III:	[ILLEGIBLE]
Series of 2006.	[ILLEGIBLE]
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